UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2022
____________________________________________________

Splunk Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 848-8400
(Registrant’s telephone number, including area code)
____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                              Results of Operations and Financial Condition.

On March 2, 2022, Splunk Inc. (the "Company") issued a press release that included preliminary unaudited financial information for the quarter and fiscal year ended January 31, 2022. A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

The information under this Item 2.02, including the financial information for the quarter and year ended January 31, 2022 in the press release attached hereto as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2022, Splunk Inc. (the “Company”) announced the appointment of Gary Steele as the Company’s President and Chief Executive Officer (“CEO”) effective as of April 11, 2022. The board of directors of the Company (the “Board”) will also increase the size of the Board, and Mr. Steele will be appointed as a member of the Board, also effective on April 11, 2022. Mr. Steele will serve in the class of directors whose term expires at the 2024 Annual Meeting of Stockholders. Graham V. Smith, the Company’s interim CEO since November 2021, will end his term as interim CEO and resume his role as independent Chair effective upon Mr. Steele’s appointment as President and CEO on April 11, 2022.

Mr. Steele, 59, has served as the Chief Executive Officer and as a director of Proofpoint, Inc., a provider of security-as-a-service solutions, since 2002, and served as the Chairman of the board of Proofpoint from 2018 to 2021. From 1997 to 2002, Mr. Steele served as Chief Executive Officer of Portera Systems Inc., a software company. Before Portera, Mr. Steele served as the vice president and general manager of the Middleware and Data Warehousing Product Group at Sybase, Inc., an enterprise and mobile software company. Mr. Steele also served in business development, marketing, and engineering roles at Sun Microsystems, Inc. and Hewlett-Packard Company, computer, computer software and information technology companies. Mr. Steele has served as a member of the board of directors of Upwork Inc., a talent freelancing platform, since 2018. Mr. Steele previously served as a member of the board of directors of Vonage Holdings Corp., a cloud communications provider, from 2016 to 2021. Mr. Steele holds a B.S. degree from Washington State University. The Board determined that Mr. Steele should serve as a director based on his appointment and position as Chief Executive Officer and his understanding of and experience in the Company’s markets and industry.

There is no arrangement or understanding between Mr. Steele and any other persons pursuant to which Mr. Steele was appointed as CEO or as a director. There are no family relationships between Mr. Steele and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into an offer letter with Mr. Steele dated February 28, 2022 (the “Offer Letter”). The Offer Letter provides that Mr. Steele’s annual base salary will be $900,000, and his target annual bonus will be 125% of his annual base salary. Mr. Steele will also receive a cash signing bonus in the amount of $8,000,000. The cash signing bonus is subject to full reimbursement if Mr. Steele voluntarily resigns from the Company without “good reason” (as defined in the Offer Letter) or the Company terminates his employment for “cause” (as defined in the Offer Letter) within 12 months of his start date. The cash signing bonus is subject to reimbursement on a prorated basis if such termination occurs after the date that is 12 months after Mr. Steele’s start date and before the date that is 36 months after his start date. If Mr. Steele resigns from the Company for good reason or his employment is terminated by the Company without cause, or he dies or becomes disabled (as defined in the Offer Letter), then no portion of the signing bonus will be subject to repayment. Mr. Steele will not receive compensation for his service as a member of the Board.

In addition, effective as of his start date, as an inducement material to him entering into employment with the Company, Mr. Steele will be granted restricted stock units (“RSUs”) with a value of approximately $12,000,000, which will be subject to time-based vesting over four years from his start date, subject to Mr. Steele remaining employed by the Company through the relevant vesting date, and performance units (“PSUs”) with a target value of $18,000,000, which will be subject to performance-based vesting on terms and conditions determined by the Compensation Committee of the Board for senior executives of the Company for the Company’s fiscal year 2023 PSU program. The PSUs, if earned, will vest over approximately three years with up to 33.33% of the target number of PSUs eligible to vest, at no more than target performance levels, on or about each of March 10, 2023 and 2024, and all remaining PSUs eligible to vest, including any vesting for above target performance, on or about March 10, 2025, subject in all cases to Mr. Steele remaining employed by the Company through the relevant vesting date. Each dollar amount described in this paragraph will be converted into a number of shares by dividing the dollar amount by the average closing stock price for the 60 trading days ending the day before the grant date, rounded down to the nearest whole unit. In the event of a “change in control” (as defined in the Offer Letter), the PSUs described above will be treated as follows: (x) the performance goal(s) will be measured, and the PSUs will correspondingly performance-vest, as of the date of such change in control; (y) a portion of the performance-vested PSUs will time-vest (and thus become fully vested) on the date of such change in control on a prorated basis; and (z) the portion of the performance-vested PSUs that do not time-vest pursuant to the preceding clause (y) will remain subject to time-vesting conditions following such change in control.

In the event that Mr. Steele’s employment is terminated without cause or if he resigns his position for good reason within the period commencing six months before a change in control and ending 18 months after a change in control (such period, a “change of control period”), then, in addition to any accrued compensation, he will be entitled to receive: (i) a lump sum cash payment equal to 24 months of his annual base salary plus an amount equal to 24 months of his annual target bonus as in effect in the year of termination, plus a prorated portion of his annual target bonus for the fiscal year of termination based on the number of months employed during such year less any amounts already paid for such year; (ii) continued health coverage for 18 months or, if doing so would cause imposition of an excise tax or otherwise violate applicable laws, a lump sum cash payment of $36,000; and (iii) acceleration of vesting as to all then-unvested shares or rights subject to all equity awards with only time-based vesting which have been granted to him. Any PSUs that are not performance-vested at the time of termination will be treated in the manner outlined in the corresponding award agreement.

In the event that Mr. Steele’s employment is terminated without cause not during a change of control period, then, in addition to any accrued compensation, he will be entitled to receive, (i) a lump sum cash payment equal to 18 months of his then-current base salary, plus a prorated portion of his annual target bonus for the year of termination, less any amounts already paid for such year, (ii) continued health coverage for 12 months, or a lump sum cash payment of $24,000 if paying for COBRA premiums would result in an excise tax to the Company or violate other applicable laws, and (iii) 12 months accelerated vesting of his outstanding equity awards with only time-based vesting. Any PSUs that are not performance-vested at the time of termination will be treated in the manner outlined in the corresponding award agreement.

The foregoing severance payments and benefits under the Offer Letter are subject to the execution of a separation and release agreement by Mr. Steele.

A copy of the press release announcing Mr. Steele’s appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                                Financial Statements and Exhibits.

(d)                                Exhibits

Exhibit Number	Description

99.1*	Press release issued by Splunk Inc. dated March 2, 2022.
99.2	Press release issued by Splunk Inc. dated March 2, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document
*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2022

SPLUNK INC.

	By:	/s/ Jason Child
Jason Child
Senior Vice President and Chief Financial Officer

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